UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):     February 13, 2006
                                                 -------------------------------

                                deltathree, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

                 000-28063                                13-4006766
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         (Commission File Number)              (IRS Employer Identification No.)


               75 Broad Street, New York, NY                          10004
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         (Address of Principal Executive Offices)                  (Zip Code)

                                 (212) 500-4850
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

On January 25, 2006, deltathree, Inc. (the "Company") filed a Current Report on Form 8-K (the "Current Report") announcing that Paul C. White, Chief Financial Officer and Executive Vice President for Strategy, Development and Planning, would resign from the Company in order to pursue other opportunities. As disclosed in that Current Report, Shimmy Zimels, the Chief Executive Officer and President, is resuming the position of principal financial officer of the Company, upon Mr. White's departure. Mr. Zimels will also be the Company's principal accounting officer.

In connection with Mr. White's resignation, a Separation and Release Agreement was approved by the Compensation Committee of the Company's Board of Directors and executed by the Company and Mr. White on February 13, 2006 (the "Separation Agreement").

The Separation Agreement provides that Mr. White's resignation as an employee of the Company will be effective as of February 28, 2006 (the "Separation Date"), and that Mr. White will continue to be available to the Company in order to ensure a smooth transition for a reasonable time period after the Separation Date. In addition, the Separation Agreement provides that Mr. White: (i) will continue to receive his base salary until the Separation Date; (ii) will receive a lump sum separation payment of $90,000; (iii) will continue to participate in the Company's benefit plans at his current levels until the earlier of the date he enrolls in a comparable benefits plan with another employer or a period of six (6) months after the Separation Date; (iv) will have his unvested stock options for 21,667 shares of the Company's common stock at the exercise price of $1.75 accelerated to vest on the Separation Date; and (v) will be entitled to expense reimbursement due through the Separation Date. Mr. White will not be entitled to any other payments, bonuses, severance, vacation pay or any other amounts that are, or may be, due to him under his employment agreement with the Company, as amended, or any other agreement. Mr. White will not be eligible for any bonus for 2005 under the Company's 1999 Performance Incentive Plan or under any other plan.

Under the terms of the Separation Agreement, neither the Company nor Mr. White have any further obligations under his employment agreement with the Company, as amended, other than the parties' obligations in connection with non-competition and non-solicitation, confidentiality, Company property, no disparagement, the Company's obligation of indemnification, and any additional items specifically provided in the Separation Agreement.

The Company has agreed that in the event of Mr. White's death after the date of the Separation Agreement, his surviving spouse shall be entitled to certain unpaid payment amounts, as long as he did not breach of the Separation Agreement prior to his death.

Pursuant to the Separation Agreement, Mr. White has provided the Company a general liability release of all claims arising out of his employment and separation from the Company.

The foregoing description is only a summary of, and is qualified in its entirety by, reference to the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.


Item 1.02         Termination of a Material Definitive Agreement.


Except as specifically provided under the terms of the Separation Agreement, the Employment Agreement, dated April 26, 2004, as amended on October 6, 2005, between Mr. White and the Company, has been terminated and is superseded and nullified by the Separation Agreement.

Item 9.01         Financial Statements and Exhibits.

(c) Exhibits.

10.1 Separation and Release Agreement, dated February 13, 2006 between deltathree Inc. and Paul C. White.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     deltathree, Inc.
                                     -------------------------------
                                     (Registrant)



Date: February 15, 2006              By: /s/ Shimmy Zimels
                                         --------------------------
                                         Shimmy Zimels
                                         Chief Executive Officer and President


                                  EXHIBIT INDEX


Exhibit 10.1 Separation and Release Agreement, dated February 13, 2006 between deltathree Inc. and Paul C. White